Consent of Independent Auditors
                        -------------------------------





                                                                    Exhibit 23.3





The Board of Directors
Cornerstone Realty Income Trust, Inc.:

We consent to the use of our reports incorporated herein by reference relating to the statements of operations, shareholders' equity and cash flows of Cornerstone Realty Income Trust,Inc. for the year ended December 31, 1993 and the historical summary of operating revenue and expenses of Ashley Park Apartments for the year ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.


                                                          KPMG Peat Marwick LLP



Richmond, Virginia
December 30, 1996